EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated March 7, 2013) pertaining to the Schawk, Inc. 2006 Long-term Incentive Plan, as amended, of our reports dated March 7, 2013, with respect to the consolidated financial statements and schedule of Schawk, Inc.,  and the effectiveness of internal control over financial reporting of Schawk, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Security and Exchange Commission.

/s/Ernst & Young LLP Chicago, Illinois March 7, 2013